                                      3COM
                        VBN APPLICATION SERVICE PROVIDER
                         MASTER PURCHASE SALES AGREEMENT

                for Destinations in the United States and Canada


                                     between

                                3COM CORPORATION

                                       and

                     MDU COMMUNICATIONS INTERNATIONAL, INC.
                                   (CUSTOMER)



                       Effective Date:  May 16, 2000

                       Contract #:  C12096



                                LIST OF EXHIBITS

                           Exhibit Al -   Volume Discount Schedule for
                                          Destinations in the United States and
                                          Canada

                           Exhibit A2 -   Visitor Based Networking Price List

                           Exhibit B -    U.S. Export/Re-Export Requirements

                           Exhibit C -    Mutual Nondisclosure Agreement

                           Exhibit 0 -    Business to Business Internet Commerce
                                          Agreement

                           Exhibit E -    Customer Qualification Questionnaire

                           Exhibit F -    Participating Affiliates

                                      3COM
                        VEN APPLICATION SERVICE PROVIDER
                         MASTER PURCHASE SALES AGREEMENT


This Agreement is made on May 15, 2000               ("Effective Date") between:



3Com Corporation ("3Com")         and     MDU Communications International, Inc.
5400 Bayfront Plaza                       108-11951 Hammersmith Way
P.O. Box 58145
Santa Clara, CA 95052-8145                Richmond, BC Canada V7A 5H9
(408) 326-5000                            (604) 277-8150
FAX (408) 326-5001                        (604) 277-8301
Attn:    Sales Contract Administrator     Attn: Brad D. Holmstrom
M/S 1404




3COM CORPORATION                          CUSTOMER: MDU COMMUNICATIONS
                                          INTERNATIONAL, INC.

Signature:  /s/ Emad Zureik               Signature:  /s/ Sheldon Nelson
Printed  Emad Zureik                      Printed:  Sheldon Nelson
Title   SALES CONTROLLER                  Title:  President & CEO

Date:  5/16/2000                          Date:  5/16/2000

                      3COM VBN APPLICATION SERVICE PROVIDER
                         MASTER PURCHASE SALES AGREEMENT


                                      INDEX

Signature Page
RECITALS
TERMS AND CONDITIONS
1        SCOPE
2        TERM
3        TERMINATION
         3.1      TERMINATION FOR CONVENIENCE
         3.2      TERMINATION FOR CAUSE
         3.3      OBLIGATIONS UPON TERMINATION OR EXPIRATION
4        End-User Software License
5        Payment Terms and Review
6        Discounts
7        Discount Review
8        Security Interest and Reservation of Title
         8.1      SECURITY INTEREST (FOR PRODUCTS DELIVERED WITHIN THE UNITED
                  STATES)
         8.2      RESERVATION OF TITLE (FOR PRODUCTS DELIVERED OUTSIDE THE
                  UNITED STATES)
9        Price Changes
10       Standard Order Procedure
11       Change Orders and Cancellation
12       Booking Window and Rescheduling
13       Delivery
14       Taxes and Duties
15       Export Control Regulations
16       Warranties
         16.1     HARDWARE WARRANTY
         16.2     SOFTWARE WARRANTY
         16.3     YEAR 2000 WARRANTY
         16.4     OBTAINING WARRANTY SERVICE
         16.5     WARRANTIES EXCLUSIVE
 17               Non-Warranty Repair Service
 18               Patent and Copyright Indemnity
 19               Limitation of Liability
 20               Product Changes
 21               Confidentiality and Publicity
 22               General
                  22.1    PARTICIPATION BY AFFILIATES
                  22.2    ENTIRE AGREEMENT
                  22.3    FORCE MAJEURE
                  22.4    NOTICES
                  22.5    WAIVER
                  22.6    SEVERABILITY
                  22.7    ASSIGNMENT
                  22.8    PHOTOCOPY OF ORIGINAL
                  22.9    DISPUTE RESOLUTION
                  22.10   GOVERNING LAW
                  22.11   ATTORNEY'S FEES
                  22.12   CHOICE OF LANGUAGE
                  22.13   UNITED STATES GOVERNMENT END USERS
 23               Leasing

                      3COM VBN APPLICATION SERVICE PROVIDER
                         MASTER PURCHASE SALES AGREEMENT

                                    RECITALS

         A. 3Com develops, manufactures, and sells or licenses certain hardware and software products under the 3Com(R) trademark, as described in its Buyer's Guide, available on the 3Com web site at http://www.3com.com/products/index.html. Products available for sale or licensing to Customer are designated in the current applicable Price List, available on the 3Com Web site http://pa.3com.com (password information to be provided by 3Com after execution of this Agreement) and incorporated herein by reference. The Products must be purchased for Customer's Infrastructure (purchase for providing services to Customer's subscribers and customers).

         B. By this Agreement the parties have set forth the following conditions under which Customer will purchase from 3Com.

         The following terms shall have a defined meaning as used in this
Agreement:

         "Customer" means the entity named on page (ii) who, for the purposes of this Agreement, is a purchaser or licensee of computer products who acquires such products for its own internal use rather than for distribution or resale. "Customer" includes the Affiliates of Customer, as defined in Subsection 22.1 - Participation by Affiliates, below.

         "Hardware" means those networking Products and similar equipment and also including options, accessories and attachments to such Products and equipment, as described in the 3Com Price List. Hardware includes as a component thereof any media fixedly embedded therein such that it is not normally replaced except for maintenance and repair. Hardware may include in its meaning, depending upon context, a system or systems consisting of tangible equipment and Software.

         "3Com" means 3Com Corporation, a Delaware corporation with its principal place of business located at the address shown on page ii.

         "Products" includes both Hardware and Software, unless a particular usage indicates otherwise.

         "Software" means those Products described in the 3Com Price List that are computer programs in object code form.

         "Spares" means individual spare parts and spares kits used to repair Products. Spares may be new or refurbished.

                              TERMS AND CONDITIONS

         The parties agree as follows:
1        SCOPE

         3Com will accept electronic purchase orders from Customer for Products listed in 3Com's current applicable Price List under the terms of this Agreement, for shipment by 3Com from the United States, or as otherwise agreed, to destinations in the United States or Canada. If Customer also requires that orders be shipped to countries in Latin America; from 3Com's European Customer Account Management (ECAM) department in the United Kingdom to locations in Europe, the Middle East, and Africa; or from 3Com's Asian Customer Account

Management (ACAM) department in Singapore to locations in Asia and the Pacific Rim, then the multi-region version of this Agreement must be executed.

         Customer's purchases of 3Com Products either directly from 3Com, its authorized resellers, or its authorized distributor's value-added resellers (collectively referred to as "resellers") will be counted toward Customer's volume commitment, provided Customer substantiates all purchases through resellers, as described in Section 7 - Discount Review, below. This Agreement does not set the prices or discounts at which Customer may purchase Products from a reseller.

         This Agreement does not cover, and 3Com will not accept purchase orders under this Agreement for, products of Palm, Inc., a subsidiary of 3Com.

2        TERM

         This Agreement shall become effective on Effective Date and shall continue for a period of one (1) year, and will automatically be extended for additional one-year terms thereafter unless one party gives at least thirty
(30) days notice to the other party prior to the expiration of the current term of its intention that the Agreement expire at the end of its current term. The discount matrix shown on Exhibit A1, attached hereto and incorporated herein by reference, is subject to change at each annual anniversary of this Agreement. If 3Com chooses to change the discount matrix, 3Com will provide written notice to Customer at least forty-five (45) days prior to an annual anniversary. If Customer objects in writing to the new discount matrix prior to the anniversary, this Agreement will terminate on the upcoming anniversary. Otherwise, the new discount matrix will become effective on the anniversary and remain in effect until changed at a subsequent anniversary using the same procedure.

         The volume discounts set forth in Exhibit A1 - Volume Discount Schedule for Destinations in the United States and Canada - apply to all Products included in 3Com's Price List for the United States and Canada, except for those listed in Exhibit A2 - Visitor Based Networking Price list - which supersede the Volume Discounts for the designated time period. If the Products in Exhibit A2 expire, the Volume Discounts in Exhibit A1 then apply.

         After the initial term, if 3Com wishes to change any provisions of this Agreement to conform to its then-current practices, 3Com shall give Customer notice at least forty-five (45) days prior to an annual anniversary. If Customer objects in writing to the changed provisions, this Agreement will terminate on the upcoming anniversary, unless the parties are still engaging in good faith negotiations regarding any changed provisions, in which case the Agreement will be automatically extended for up to ninety (90) days or until the parties reach agreement or determine that agreement is unattainable. If Customer does not object, the new provisions will become effective on the anniversary and remain in effect until changed at a subsequent anniversary using the same procedure.

3        TERMINATION

         3.1 TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement, at will, at any time, with or without cause, by written notice to the other given not less than sixty (60) days prior to the effective date of such notice. In no event shall either party be liable for termination of this Agreement pursuant to this Subsection.

         3.2 TERMINATION FOR CAUSE. Either party shall have the right to terminate this Agreement for cause if the other party:

         (a) fails to perform any material term or condition of this Agreement, and does not remedy the failure within thirty (30) days after receipt of written notice of such default given by the non-defaulting party; or

         (b) becomes insolvent, files or has filed against it a petition under applicable bankruptcy or insolvency laws which is not dismissed within ninety (90) days, proposes any dissolution, composition or financial reorganization with creditors, makes an assignment for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of the defaulting party.

3.3 OBLIGATIONS UPON TERMINATION OR EXPIRATION. The termination or expiration of this Agreement shall in no way relieve either party from its obligations to pay the other party any sums accrued hereunder prior to such termination or expiration or affect the limitation of liability. The obligations identified in the United States Government End Users and Export Control Regulations clauses shall survive indefinitely. Other obligations which shall survive for a period of five (5) years from the termination or expiration of this Agreement include: security interest and reservation of title; taxes and duties; and patent and copyright indemnity provisions set forth herein. All warranties and confidentiality provisions shall remain in effect for their stated duration.

4        END-USER SOFTWARE LICENSE AGREEMENT

         Software is subject to an End-User License Agreement. If there is any inconsistency between this Agreement and the End User License Agreement, this Agreement will prevail. By its terms, such End-User License Agreement prohibits unauthorized copying. Customer agrees to abide by the terms of the License Agreement.

5        PAYMENT TERMS AND REVIEW

         Standard payment terms are net thirty (30) days after issuance of the invoice. The invoice is issued upon shipment. Customer must give 3Com written notice of any discrepancies among the purchase order, the invoice, and the Products received, within thirty (30) days after receipt of the Products or the invoice, whichever occurs later. If there is any dispute as to a part of a shipment, Customer will pay for the undisputed part of that shipment. 3Com reserves the right to charge Customer interest on any delinquent balance. This interest is computed on a daily basis for each day that the payment is delinquent, at the lesser of eighteen percent (18%) per year or the maximum rate permitted by law. 3Com reserves the right to refuse shipment to Customer if Customer is delinquent in making payments to 3Com. All payments to 3Com shall be in U.S. dollars, free of any restrictions and less any Withholding Tax (defined in Section 14, Taxes and Duties, below).

         Credit limits and payment terms decisions are made, at 3Com's sole discretion, by an analysis of Customer's current and historical financial information, bank references, trade references, payment practices, etc. Customer must provide current financial information to 3Com on an annual basis, or more frequently if so requested. In the event an adequate credit limit cannot be granted or until initial credit approval is given, deliveries will be made only on a cash-in-advance or irrevocable letter of credit basis.

         In the event Customer's average days to pay is in excess of contracted payment terms, Customer will be provided with a written warning of 3Com's intent to adjust Customer's discount thirty (30) days from Customer's receipt of the warning letter if payment practices do not immediately conform to the contracted payment terms. In the event Customer continues to pay late in spite of the warning, Customer's discount structure will be reduced by one-half (1/2) point for each fifteen (15) days by which the average days to pay is later than the current contracted payment terms. In no event will authorized payment terms exceed net sixty (60) days. Conversely, consistent with 3Com's discount structure being related to payment practices Customer's discount structure will be increased by one-half (1/2) point for each fifteen
(is) day period reduction from current contracted payment terms that Customer agrees to. Such discount changes will apply to all orders received following notice of such change. Payment terms are not changed for individual purchase orders.

6         DISCOUNTS

         The list prices for the Products, as set forth from time to time in 3Com's applicable Price List, are used in computation of prices charged to Customer by 3Com. The volume discounts set forth in Exhibit A1 - Volume Discount Schedule for Destinations in the United States and Canada - apply to all Products included in 3Com's Price List for the United States and Canada, except for those listed in Exhibit A2 - Visitor Based Networking Price list - which supersede the Volume Discounts for the designated time period. If the Products in Exhibit A2 expire, the Volume Discounts in Exhibit Al then apply. 3Com shall have the right, in its sole discretion, to add or delete Non-Discountable Products from, and to change discount categories in, the then-current applicable Price List, upon giving at least thirty (30) days written notice.

7        DISCOUNT REVIEW

         Every six (6) months 3Com will monitor and adjust Customer's discount level in accordance with the volume purchase commitment associated with the discount levels as shown in the applicable Volume Discount Schedule. Customer must request that one hundred percent (100%) of the volume purchase commitment be shipped by the end of the first year of this Agreement. During each subsequent year of this Agreement, Customer must request that forty-five percent (45%) of the annual volume purchase commitment be shipped during the first six months, and one hundred percent (100%) by the end of the year. 3Com will not require Customer to purchase Products it does not want, and will not charge Customer for Products that were not purchased. In order to aggregate reseller sales toward Customer's volume commitment, Customer must provide proof of all such purchases by submitting a photocopy of the resellers' invoices, not later than five (5) business days before the six (6) and twelve
(12) month anniversary dates of this Agreement. Upon request, 3Com will provide Customer with information pertaining to orders issued to date and Customer's discount status. In the event Customer fails to meet or exceeds the volume purchase commitment specified in the applicable Volume Discount Schedule, 3Com will adjust the discounts to conform to the actual volume purchase level.

         Discount levels (based upon volume purchased) will be adjusted only at the end of the sixth, twelfth, eighteenth months, and every six months thereafter, to become effective for purchase orders received after the discount change.

8        SECURITY INTEREST AND RESERVATION OF TITLE

         8.1 SECURITY INTEREST (FOR PRODUCTS DELIVERED WITHIN THE UNITED STATES). Customer hereby grants to 3Com a purchase money security interest covering each shipment of Products made hereunder (and any proceeds thereof) in the amount of 3Com's invoice for such shipment until payment in full is received by 3Com. (A purchase money security interest only applies to the 3Com Products purchased by Customer and the proceeds from the sale of such Products by Customer.) Customer agrees to sign and execute any and all documents as required by 3Com to perfect such security interest.

         8.2 RESERVATION OF TITLE (FOR PRODUCTS DELIVERED OUTSIDE THE UNITED STATES). Subject to Section 23, "Leasing," if applicable, in order to ensure that 3Com is paid for all Products sold or licensed to Customer, 3Com reserves title in the Products until Customer pays 3Com in full for the Products, at which time title in the Products shall pass to Customer (except that in the case of Software, only title to the media shall pass).

9        PRICE CHANGES
         3Com may increase the prices of Products set forth in its Price List by written notice to Customer not less than thirty (30) days prior to the effective date of such increase. The "effective date" is the date of announcement of the new price to the general public. Orders issued by Customer prior to the effective date will be invoiced at the prior lower price provided the shipments are scheduled to ship within sixty (60) days of the effective date. All orders issued after the effective date, or those in the backlog which are scheduled to ship sixty (60) days or more after the effective date shall be subject to the price increase.

         3Com may decrease the prices of Products set forth in its Price List by written notice to Customer at any time. A price decrease will apply to all Customer orders in the 3Com backlog on the notification date of such decrease, and to all orders issued after the notification date.

10       STANDARD ORDER PROCEDURE
         Customer must place orders for Products by submitting Purchase Orders electronically to 3Com, according to and only after executing the Business Internet Commerce Agreement, attached as Exhibit D. The Purchase Order must reference this Agreement and state the 3Com Product number, quantity, applicable price, requested delivery date, bill to and ship to addresses, special shipping instructions (if any), partial/no partials allowed and any special order handling instructions. There is a two hundred fifty dollar ($250) minimum order amount, except in the case of Spares. Delivery date requested must be no less than five (5) business days after 3Com's receipt of the purchase order. Orders shall be subject to written acceptance by 3Com and delivery schedules established in accordance with Product availability and Customer's credit status. 3Com will make reasonable efforts to expedite delivery of an "ASAP order" subject to Product availability, but is not obligated to make such delivery on an expedited basis. Any additional charges incurred due to expediting will be borne by Customer.

         Although Customer may use its standard purchase order and other forms, and 3Com may use its standard order acknowledgement and invoice and other forms, the terms and conditions of this Agreement will prevail over Customer's and 3Com's forms and any inconsistent, conflicting or different terms in such form will be of no effect.

         Purchase Orders for Products should be submitted to one of the following locations. Ordering locations may be changed from time to time. Customer should check with its 3Com Sales Representative to ensure orders are sent to the correct location.

         (for customers located in the North Central Region)
                           3Com Corporation.
                           Attn:  Order Management
                           3800 Golf Road
                           Rolling Meadows, Illinois 60008
                           U.S.A.
                           FAX:   (847)262-0159
                           TOLL-FREE PHONE: (888) 3STATUS {(888) 378-2887)

         (for customers located in the Texas and the Western regions)
                           3Com Corporation
                           Attn:  Order Management
                           P.O. Box 58145
                           Santa Clara, California 95052-8145
                           U.S.A.
                           FAX:   (408) 326-7070
                           TOLL-FREE PHONE: (888) 3STATUS {(888) 378-2887)

         (for customers located in the Northeastern, South Central, Federal and
          Canada regions)
                           3Com Corporation
                           Attn:  Order Management
                           3Com Drive
                           Marlborough, Massachusetts 01752
                           U.S.A.
                           FAX: (508) 323-6058
                           TOLL-FREE PHONE: (888) 3STATUS {(888) 378-2887}

11       CHANGE ORDERS AND CANCELLATION

         Any and all changes to Customer's purchase orders must be provided by either facsimile or e-mail notice (not by EDI), whichever method was used for submitting the original purchase order. If the original purchase order was submitted by EDI, the change order must be submitted by facsimile or e-mail. Any change order increasing the purchase will be accepted by 3Com if it can satisfy the additional requirement from available capacity and the dollars added are within the authorized credit limit.

         If Customer cancels any portion or all of an order, it shall be assessed a charge equal to a percentage of the net price of the cancelled Products, according to the following schedule:

          Cancellation notice received prior to earlier of scheduled or actual shipment date

                                               Cancellation Charge
                                Standard Products            Configured Products
60 days or more                              No charge                 No charge
59-30 days                                   No charge                 5%
29-6 days                                    No charge                 10%
5 days or less                               5%                        15%

         "Standard Product" shall mean Product which is listed in the Scorn Price List and sold off-the-shelf with no additional work done to the Product prior to shipment.

         "Configured Product" shall mean Product which is either (i) Standard Product into which other Standard Products have been loaded/inserted or (ii) Standard Product that is set up for operation prior to being shipped to Customer.

         If 3Com is unable to meet the delivery schedule, it shall provide notice as soon as it is reasonably aware of the situation. If 3Com fails to ship on scheduled ship date, Customer may reschedule or cancel at no charge.

         No Product may be returned except under warranty or for repair or due to shipment error by 3Com.

12               BOOKING WINDOW AND RESCHEDULING

         The standard booking window is sixty (60) days from the date of order acknowledgement. This may be extended to one hundred twenty (120) days with the prior approval in writing from 3Com's Regional Sales Manager, and beyond one hundred twenty (120) days with the prior written approval of the Distribution Services Group Director or if required due to product unavailability. The number of reschedules permitted within the booking window is unlimited. A shipment requested to be delayed beyond the booking window will be cancelled and the cancellation charge will be assessed.

13               DELIVERY

         Subject to Section 23, "Leasing," if applicable, Products will be shipped Free Carrier (FCA) (Incoterms 2000), 3Com's shipping dock, freight collect (i.e., prepaid by Customer or charged to Customer's account with the carrier). Title and risk of loss shall pass to Customer upon delivery to the first common carrier, except that shipments to destinations outside of the United States are subject to Subsection 8.2 - Reservation of Title, above. Customer wilt pay all costs relating to transportation, delivery, duties and insurance. Customer will be responsible for filing claims relating to any lost or damaged goods.

14               TAXES AND DUTIES

         Customer is responsible for all taxes imposed in connection with the sale to Customer of 3Com Products or services or which 3Com may incur in respect of this Agreement (except taxes imposed on 3Com's income) including, without limitation, all sales, value-added, gross receipts, excise, or other taxes of any nature, and any penalties, interest, and collection or withholding costs associated with any of the foregoing items. Alt such amounts are in addition to other amounts payable hereunder and this obligation shall survive termination or expiration of this Agreement

         If applicable law requires Customer to withhold any income taxes levied by the authorities of Canada on payments to be made pursuant to this Agreement ("Withholding Tax"), Customer shall take advantage of the reduced Withholding Tax provided for by the Canada-United States tax treaty then in force and shall be entitled to deduct such Withholding Tax from the payments due to 3Com hereunder. Customer shall promptly effect payment of the Withholding Tax to the appropriate tax authorities and shall transmit to 3Com within thirty (30) business days of such payment official tax receipts or other evidence issued by the appropriate tax authorities sufficient to enable 3Com to support a claim for income tax credits in the United States Customer further agrees to assist 3Com, upon request, if 3Com contests, by appropriate legal or administrative proceedings, the validity or amount of the Withholding Tax. In the event 3Com does not receive official tax receipts or other evidence within thirty (30) days, 3Com shall have the right to invoice Customer for such Withholding Tax and Customer agrees to pay such amounts upon receipt of the invoice.

         For shipments within the United States, Customer may provide 3Com with a tax exemption certificate acceptable to the taxing authorities in lieu of paying such taxes: however,

Customer shall reimburse 3Com for any fines, penalties, taxes, and other charges assessed by the taxing authorities, as well as 3Com's reasonable expenses due to Customer's submission of invalid information.

         On orders shipped outside the United States, Customer shall be the importer of record and is responsible for obtaining import licenses, paying import license or permit fees, duties and customs fees and any other governmental or import taxes or fees, and preparing and submitting all required documentation in connection with importing the 3Com Products.

15                   EXPORT CONTROL REGULATIONS

         Customer will not export or re-export the Products (including their accompanying documentation or any copies thereof) purchased under this Agreement in violation of any applicable laws or regulations of the United States or in the country in which Customer obtained them. Customer agrees to comply with the U.S. Export/Re-Export Requirements set forth in Exhibit B, attached hereto and incorporated herein by reference. The list of countries in Exhibit B is accurate as of May, 1999. Such list is subject to change by the U.S. Government, and it shalt be considered updated to be consistent with then-current U.S. law. Additional information about Customer may be required before encrypted Products may be purchased. The purchase will be allowed only if it is in full compliance with U.S. law. 3Com may require Customer to fill out and execute additional export control documents.

         3Com agrees to use commercially reasonable steps to obtain, at 3Com's expense, all documentation required by the United States Export Administration Regulations and/or other authorities to permit the exportation of Products (including their accompanying documentation or any copies thereof) to Customer. Customer agrees to obtain and provide International Import Certificates and/or other support documentation required by 3Com in order to apply for U.S. export licenses. Customer agrees to furnish 3Com with all necessary information needed for the export licensing process in a timely manner. 3Com shall have no liability or obligation to Customer if the responsible government authorities decline to issue any such export licenses or if such licenses are not issued in a timely manner. ALL ORDERS ISSUED PURSUANT TO THIS AGREEMENT ARE SUBJECT TO THE OBTAINING OF SAID LICENSES.

         If Customer chooses to use a freight forwarder or agent, other than a 3Com preferred freight forwarder, to export Products (including their accompanying documentation or any copies thereof) from the United States, Customer or its properly authorized agent or forwarder must hold a properly executed power of attorney to prepare and sign Shipper's Export Declarations as exporter of record from the United States.

         Customer must fill out, sign and return to the 3Com Trade and Compliance department, the Customer Qualification Questionnaire in Exhibit E, attached and incorporated by reference, prior to any product being exported.

16                 WARRANTIES

         16.1. HARDWARE WARRANTY. 3Com warrants to Customer that all Hardware sold by 3Com to Customer under the terms of this Agreement will be free from defects in workmanship and materials under normal use and service for the following lengths of time from the date of purchase:

Network Interface Cards             Lifetime of Network Interface Card
Most Hardware                               One Year*
* unless a longer warranty is indicated in the limited warranty accompanying the Hardware Product. Accessories may have a shorter warranty.

Spare parts and spares kits                                         90 days

3Com's sole obligation under this express warranty shall be, at 3Com's option and expense, to repair the defective Product or part, deliver to Customer an equivalent Product or part to replace the defective item, or if neither of the two foregoing options is reasonably available, 3Com may, in its sole discretion, refund to Customer the purchase price paid for the defective Product. All Products that are replaced will become the property of 3Com. Replacement Products or parts may be new or reconditioned. 3Com warrants any replaced or repaired Product or part for ninety (90) days from shipment or the remainder of the initial warranty period, whichever is longer.

         16.2. SOFTWARE WARRANTY 3Com warrants to Customer that each Software program licensed from it, except as noted below, will perform in substantial conformance to its program specifications for a period of ninety (90) days. 3Corn warrants the media containing Software against failure during the warranty period. The warranty commences on the date of purchase. No updates are provided under this Agreement unless specifically stated as an included service in the warranty in the user guide accompanying the Software at the time of delivery. 3Com's sole obligation with respect to this express warranty shall be (in 3Com's discretion) to refund the purchase price paid by Customer for any defective Software, or to replace any defective media with Software which substantially conforms to applicable 3Com published specifications. Customer assumes responsibility for the selection of the appropriate applications program and associated reference materials. 3Com makes no warranty or representation that its Software will meet Customer's requirements or work in combination with any hardware or applications software products provided by third parties, that the operation of the Software will be uninterrupted or error-free, or that all defects in the Software will be corrected. For any third party products listed in the 3Com Software documentation or specifications as being compatible, 3Com will make reasonable efforts to provide compatibility, except where the non-compatibility is caused by a "bug" or defect in the third party's product or from use of the Software not in accordance with 3Com's published specifications or user manual.

         THIS 3COM SOFTWARE PRODUCT MAY INCLUDE OR BE BUNDLED WITH THIRD PARTY SOFTWARE, THE USE OF WHICH IS GOVERNED BY A SEPARATE END USER LICENSE AGREEMENT. THIS 3COM WARRANTY DOES NOT APPLY TO SUCH THIRD PARTY SOFTWARE. FOR THE APPLICABLE WARRANTY, PLEASE REFER TO THE END USER LICENSE AGREEMENT GOVERNING THE USE OF SUCH SOFTWARE.

         16.3 YEAR 2000 WARRANTY In addition to the Hardware Warranty and Software Warranty identified above, 3Com warrants that each Product sold or licensed to Customer that is date sensitive will continue performing properly with regard to such date data on and after January 1, 2000, provided that all other products used by Customer in connection or combination with the 3Com Products, including hardware, software, and firmware, accurately exchange date data with the 3Com Product with the exception of those Products identified at 3Com's Web site, http://www.3com.com/prnducts/v~000.html, as not meeting that standard. If it appears that Product that is stated to meet this standard does not perform properly with regard to such date data on and after January 1, 2000, and Customer notifies 3Com before ninety (90) days after shipment of the Product by 3Com, 3Com shall, at its option and expense, provide a Software update which would effect the proper performance of such Product, repair such Product, deliver to Customer an equivalent Product to replace such Product, or if none of the foregoing is feasible, refund to Customer the purchase price paid for such Pro duct Any Software update and replaced or repaired Product will carry a Year 2000 Warranty for ninety (90) days.

         16.4 OBTAINING WARRANTY SERVICE. Customer must contact the 3Com Corporate Service Center or an Authorized 3Com Service Center promptly within the applicable warranty period to obtain warranty service authorization. Dated proof of purchase may be required. Products returned to 3Com's Corporate Service Center must be pre-authorized by 3Com with a User Service Order (USO) number (or a Return Material Authorization (RMA) number or a Service Repair Order (SRO) number, whichever was issued) marked on the outside of the package, and sent prepaid and packaged appropriately for safe shipment, and it is recommended that they be insured or sent by a method that provides for tracking of the package. Responsibility for loss or damage does not transfer to 3Com until the returned item is received by 3Com. The repaired or replaced item will be shipped to Customer, at 3Com's expense, not later than thirty (30) days after 3Com receives the defective Product, except that batch returns of more than thirty (30) units may be subject to a turnaround time greater than thirty (50) days. Quicker turnaround time can be obtained by purchasing a 3Com service agreement and 3Com will retain risk of loss or damage until the item is delivered to Customer.

         3Com shall not be responsible for any software, firmware, information, or memory data of Customer contained in, stored on, or integrated with any products returned to 3Com for repair, whether under warranty or not.

         In the event a Product completely fails to function or exhibits a defect in materials and workmanship within the first forty-eight (48) hours of installation but no later than thirty (30) days after the date of purchase, and this is verified by 3Com, it will be considered dead- or defective-on-arrival (IDOA) and a replacement shall be provided prior to 3Com receiving the defective Product, but only if Customer provides a purchase order number, credit card number, or other method of payment acceptable to 3Com, to be used if 3Com needs to charge Customer for the replacement, as explained below. The replacement Product will normally be shipped not later than three (3) business days after 3Com's verification of the DOA Product, but may be delayed due to export or import procedures. The shipment of a replacement product prior to 3Com receiving the defective Product is subject to local legal requirements and may not be available in all locations. When such a replacement is provided and Customer fails to return the defective Product to 3Com within fifteen (15) days after shipment of the replacement, 3Com will charge Customer for the replacement Product, at list price.

         16.5 WARRANTIES EXCLUSIVE. IF A 3COM PRODUCT DOES NOT OPERATE AS WARRANTED ABOVE, CUSTOMER'S SOLE REMEDY FOR BREACH OF THAT WARRANTY SHALL BE REPAIR, REPLACEMENT, OR REFUND OF THE PURCHASE PRICE PAID, AT 3COM'S OPTION. TO THE FULL EXTENT ALLOWED BY LAW, THE FOREGOING WARRANTIES AND REMEDIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, TERMS, OR CONDITIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES, TERMS, OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND SATISFACTORY QUALITY AND CORRESPONDENCE WITH DESCRIPTION, ALL OF WHICH ARE EXPRESSLY DISCLAIMED. 3COM'S WARRANTIES CONTAINED HEREIN RUN ONLY TO CUSTOMER, AND ARE NOT EXTENDED TO ANY THIRD PARTIES. SCOM NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR IT ANY OTHER LIABILITY IN CONNECTION WITH THE SALE, INSTALLATION, MAINTENANCE OR USE OF ITS PRODUCTS.

         3COM SHALL NOT BE LIABLE UNDER THIS WARRANTY IF ITS TESTING AND EXAMINATION DISCLOSE THAT THE ALLEGED DEFECT IN THE PRODUCT DOES NOT EXIST OR WAS CAUSED BY CUSTOMER'S OR ANY THIRD PERSON'S MISUSE, NEGLECT, IMPROPER INSTALLATION OR TESTING, UNAUTHORIZED ~EMPTS TO OPEN, REPAIR OR MODIFY THE PRODUCT, OR ANY OTHER CAUSE BEYOND THE RANGE OF THE INTENDED USE, OR BY ACCIDENT, FIRE, LIGHTNING, OTHER HAZARDS, POWER CUTS OR OUTAGES, OR ACTS OF GOD.

17       NON-WARRANTY REPAIR SERVICE
         Non-warranty repair services for Hardware will be provided at a 3Com designated facility for a fixed price. When a Product is obsoleted, 3Com will issue an obsolescence notice that will state the period of time that repair seNice will continue to be available. Spare parts are normally available for two (2) years after obsolescence, and repairs are normally available for five
(5) years after obsolescence.

18       PATENT AND COPYRIGHT INDEMNITY
         3Com shall, at its own expense, defend or settle any suit or proceeding that is instituted against Customer to the extent such suit or proceeding alleges that any Product sold by 3Com hereunder infringes any duly issued patent or copyright of the United States, and shall pay all damages awarded therein against Customer or agreed upon in settlement by 3Com; provided that Customer (i) gives 3Com immediate notice in writing of any such suit, proceeding or threat thereof', (ii) permits 3Com sole control, through counsel of 3Com's choice, to answer the charge of infringement and defend and~or settle such suit; and (iii) gives 3Com all the needed information, assistance and authority, at 3Com's expense, to enable 3Com to defend or settle such suit.

         The above provision shall not apply to, and 3Com shall have no liability or obligation for, any infringement arising from the following: (i) any modification, servicing or addition made to the Product by anyone other than 3Com; (ii) the use of such a Product as a pan of or in combination with any devices, parts or software not provided by 3Com; (iii) compliance with Customer's design requirements or specifications; (iv) the use of other than a current unaltered release of the Software available from 3Com; or (v) the use of such Product to practice any method or process which does not occur wholly within the Product. This exclusion applies to the extent that the infringement would have been avoided but for such modification, combination, compliance with specifications, use of other than the current release, or practice of such method or process.

         In the event the use of any Product purchased from 3Com be enjoined, or in the event 3Com wishes to minimize its potential liability hereunder, 3Com may, at its sole option and expense: (i) procure for Customer the right to use such Product; (ii) substitute a functionally equivalent, non-infringing unit of the Product; (iii) modify such Product so that it no longer infringes but remains functionally equivalent; or (iv) if none of the foregoing are commercially feasible, take back such Product and refund the purchase price paid by Customer for such Product, depreciated over a five (5) year period using the straight line method. 3Com shall in no event be obligated to accept new orders for Products which are subject to a claim of infringement covered under this Section.

         THIS SECTION STATES 3COM'S TOTAL RESPONSIBILITY AND LIABILITY, AND CUSTOMER'S SOLE REMEDY, FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT BY ANY PRODUCTS DELIVERED HEREUNDER OR ANY PART THEREOF AND IS IN LIEU OF AND REPLACES ANY AND ALL OTHER EXPRESS, IMPLIED OR STATUTORY WARRANTIES REGARDING INFRINGEMENT.

19               LIMITATION OF LIABILITY

         TO THE FULL EXTENT ALLOWED BY LAW THE PARTIES EXCLUDE ANY LIABILITY, WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND, OR FOR LOSS OF REVENUE OR PROFITS, LOSS OF BUSINESS, LOSS OF INFORMATION OR DATA, OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THE SALE, INSTALLATION, USE, PERFORMANCE, FAILURE OR INTERRUPTION OF THE PRODUCTS PURCHASED OR LICENSED UNDER THIS AGREEMENT. THE EXCLUSIONS STATED IN THIS PARAGRAPH ALSO APPLY TO SCOM'S SUPPLIERS.

         NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE MAXIMUM LIABILITY OF EITHER PARTY HEREUNDER SHALL NOT EXCEED THE PURCHASE PRICE OF THE PRODUCTS PURCHASED DURING THE TERM OF THIS AGREEMENT. IN THE CASE OF CUSTOMER'S LIABILITY TO 3COM, THE FOREGOING AMOUNT SHALL BE IN ADDITION TO THE PAYMENTS DUE BY CUSTOMER TO 3COM FOR PRODUCTS PURCHASED HEREUNDER.

         THE DISCLAIMER OF LIABILITY WILL NOT BE AFFECTED IF ANY REMEDY PROVIDED HEREIN SHALL FAIL OF ITS ESSENTIAL PURPOSE. CUSTOMER HAS ACCEPTED THE DISCLAIMER OF LIABILITY AS PART OF A BARGAIN TO LOWER THE PRICE OF THE GOODS AND UNDERSTANDS THAT THE PRICE OF THE GOODS WOULD BE HIGHER IF 3COM WERE REQUIRED TO BEAR ADDITIONAL LIABILITY.

20               PRODUCT CHANGES
         3Com reserves the right to change, improve or add any new Product at any time. 3Com shall provide written notice of any major changes to Products purchased under this Agreement that affect form, fit or function prior to their implementation.

21               CONFIDENTIALITY AND PUBLICITY
         During the course of this Agreement, each party may disclose to the other certain proprietary or confidential information which shall be received in confidence and not revealed to third parties or applied to uses other than recipient's performance of its obligations hereunder, as specified in greater detail in Exhibit C - Mutual Nondisclosure Agreement, anached hereto unless previously executed. The term of any previously executed nondisclosure agreement is hereby extended to be coterminous with this Agreement. Neither party shall disclose, advertise or publish the terms or conditions of this Agreement without the prior written consent of the other party.

22           GENERAL
         22.1 PARTICIPATION BY AFFILIATES. Affiliates of Customer as hereinafter defined may elect to purchase Products from 3Com under this Agreement by such Affiliate issuing its own purchase order to 3Com. As used herein, "Affiliate" shall mean any company more than fifty percent (50%) of the voting stock of which is owned or controlled directly or indirectly by Customer or Customers parent or subsidiary. The dollar value of purchases by Affiliates shall be included in the aggregate volume of Product purchases. The Affiliate will have primary responsibility for charges incurred in connection with such purchase order. The list of participating Affiliates in Exhibit F will be provided by Customer to 3Com upon the signing of this Agreement, and will be updated whenever a change is made. Any Affiliate included on the list shall be deemed to have agreed to be bound by all the terms and conditions of this Agreement, and Customer shall guarantee such Affiliate's fulfillment of its obligations under this Agreement. Customer hereby agrees to pay to 3Com within ten (10) days of 3Com's first written demand therefor any sum which any of Customer's Affiliates is delinquent in paying to 3Com, subject only to such defenses as would be available to Customer had Customer purchased the Products directly from 3Com. The provisions of this paragraph shall survive the termination, cancellation or expiration of this Agreement.

         22.2 ENTIRE AGREEMENT This Agreement is intended as the complete, final and exclusive statement of the terms of the agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, relating to the subject matter hereof. This Agreement may not be modified except in a writing executed by both parties.

         22.3 FORCE MAJEURE. Neither party shall be liable to the other party for any alleged loss or damages resulting from delays in performance (including for 3Com loss or damages resulting from delivery of the Products being delayed) caused by acts of the other party, acts of civil or military authority, governmental priorities, earthquake, fire, flood, epidemic, quarantine, energy crisis, strike, labor trouble, war, riot, accident, shortage, delay in transportation, or any other causes beyond the reasonable control of the party whose performance is so delayed.

         22.4 NOTICES. Any notice regarding non-performance, breach, termination, or renewal shall be given in writing and shall be hand delivered or deposited, postage prepaid, registered or certified mail, return receipt requested, in the United States or other country's mail, or sent by a recognized overnight courier, addressed to Customer or 3Com, as the case may be, at the address first stated in this Agreement or at such other address as shall be given by either one to the other in writing. All other notices may be sent by regular mail or by facsimile or e-mail confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

         22.5 WAIVER. A waiver of any default hereunder or of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other term or condition, but shall apply solely to the instance to which such waiver is directed. The exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity.

         22.6 SEVERABLLFTY. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, a modified provision shall be substituted which carries out as nearly as possible the original intent of the parties and the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired thereby.

         22.7 ASSIGNMENT Assignment of this Agreement shall be prohibited without the express written consent of the other y; except that 3Com shall be entitled to assign its interest in this Agreement to any subsidiary or affiliate or in connection with a merger or other business combination in which 3Com is not the surviving entity. Any attempted assignment in violation of this provision shall be null and void.

         22.8 PHOTOCOPY OF ORIGINAL. Both parties agree that an unaltered and accurate photocopy of the executed original of this Agreement may be used for the purpose of making any required or allowed public filings or other purposes.

         22.9 DISPUTE RESOLUTION. The parties will attempt in good faith to promptly resolve any dispute, controversy, or claim ("Dispute") arising out of or relating to this Agreement through negotiations between the parties before resorting to other remedies available to them. Any such Dispute shall be referred to appropriate senior executives (e.g., director or V.P. level) of each party who shall have the authority to resolve the matter. Discussion and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in subsequent mediation, other alternate dispute resolution ("ADA") or litigation. If the senior executives are unable to resolve the Dispute within thirty (30) days from the date of the written communication requesting referral to the executives and either party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non-binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both parties will share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorney's fees, witness fees, travel expenses, and preparation costs. The parties may also agree to replace mediation with some other form of non-binding or binding ADR. If the parties agree upon binding arbitration, the power of the arbitrator(s) shall be limited to that possessed by a Superior Court Judge in California and the arbitrator(s) shall be prohibited from awarding damages or remedies in excess of those allowed by the provisions of this Agreement.

         Any Dispute which the parties cannot resolve through mediation within two (2) months of the date of the initial demand for it by one of the parties may then be submitted to a court for resolution. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

         Any Dispute regarding the following is not required to be negotiated or mediated: non-payment or Fate payment: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others.

         22.10 GOVERNING LAW. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of California, excluding its conflicts of law rules and excluding the United Nations Convention on Contracts for the International Sale of Goods. With the exception of the Dispute Resolution provision, above, the Superior Count of Santa Clara County, California, and/or the United States District Count for the Northern District of California shall have non-exclusive jurisdiction and venue over all controversies in connection herewith.

         22.11 ATTORNEY'S FEES. In any legal action to enforce, or arising out of a sale subject to, this Agreement, the prevailing party shall be awarded all arbitration costs or court costs and reasonable attorney's fees incurred.

         Additionally, attorney's fees incurred in enforcing any judgment are recoverable as a separate item, and this paragraph regarding post~udgment attorney's fees shall be severable from the other provisions of this Agreement, shall survive any judgment, and shall not be deemed merged into any judgment.

         22.12 CHOICE OF LANGUAGE. The original of this Agreement has been written in English. In the event of any conflict or inconsistency between the English language version and the local language version of this Agreement (if a local language version is prepared), the English language version will be the controlling document for all purposes.

         22.13 UNITED STATES GOVERNMENT END USERS. All technical data and computer software is commercial in nature and developed solely at private expense. Software is delivered as "Commercial Computer Software" as defined in DEARS 252.227-7014 (June 1995) or as a "Commercial Item" as defined in FAR 2.101(a) and as such is provided with only such rights as are provided in 3Com's standard commercial license for such software. Technical data is provided with limited rights only as provided in DFARS 252.227-7015 (Nov 1995) or FAR 52.227-14 (June 1987), whichever is applicable. Customer agrees not to remove, deface or modify any portion of any legend provided on any licensed program or documentation delivered to it under this Agreement.

23.      LEASING

         Subject to the provisions of this section, Customer may arrange to have Products delivered to it under a leasing arrangement between Customer and a third party lessor ("Lessor"). 3Com's obligations to accept any purchase order from Lessor and to deliver Product pursuant to such purchase order from Lessor are subject to the following conditions:

                  a. The purchase order indicates on its face that Lessor is ordering the Product identified in the purchase order on behalf of Customer;

                  b. The purchase order indicates on its face that it is in accordance with, and subject to, the terms and conditions of this Agreement; and

                  c. The Lessor has been approved by 3Com's credit department.

Subject to any specific provisions found in a bilaterally-executed agreement between 3Com and Lessor, Lessor wilt be considered Customer's agent for the purpose of ordering Product and making payment and the rights and obligations of Customer and 3Com identified in this Agreement shall remain except for the following:

         (1). Title to Product delivered pursuant to such order shall be presumed vested in Lessor;

         (2). The license accompanying the Product shall apply to Lessor; and

         (3). Notwithstanding anything to the contrary in the license accompanying the Product, Lessor may transfer such title and license rights to Customer under a leasing arrangement.

Should a bilaterally-executed agreement between 3Com and Lessor indicate that any or all rights and obligations under such leasing agreement are between SCorn and Lessor, notwithstanding the provisions of this Agreement, 3Com shall have no obligations to Customer pursuant to Lessor's purchase order except for those identified in any end user license and 3Com limited warranty accompanying the Product.

                                 EXHIBIT A-1
                   VOLUME DISCOUNT SCHEDULE FOR DESTINATIONS
                       IN THE UNITED STATES AND CANADA

[Redacted - Subject to a request for confidential treatment filed with the SEC on June 27, 2000].

                                 EXHIBIT A-2
                      VISITOR BASED NETWORKING PRICE LIST

[Redacted - Subject to a request for confidential treatment filed with the SEC on June 27, 2000].


                                       2